UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2025

FIRST MID BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1421 CHARLESTON AVENUE MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, First Mid Bancshares, Inc. (the “Company”) announced that it has appointed Matthew K. Smith as President of the Company, a position formerly held by Joseph R. Dively. Mr. Dively will maintain his role as Chief Executive Officer and Chairman of the Board of Directors (the “Board”) for the Company. The Company also announced the appointment of Jordan Read as its Chief Financial Officer in addition to his duties as Chief Risk Officer. These promotions are a key part of the Company’s leadership strategy and reflect Mr. Smith and Mr. Read’s expanding roles in the Company’s continued growth and success.

Mr. Smith, age 51, has been Executive Vice President of the Company since November 2016 and Chief Financial Officer since July 2017. He served as Director of Finance from November 2016 to July 2017. He was Treasurer and Vice President of Finance and Investor Relations with a publicly traded data and telecom company from 1997 to 2016. Mr. Smith serves on the Boards of the following Company’s subsidiaries: First Mid Insurance Group, Inc., First Mid Wealth Management Company, and First Mid Captive, Inc. as well as First Mid Investments, Inc., a subsidiary of First Mid Bank & Trust.

Mr. Read, age 36, has been Executive Vice President for the Company since January 2024 and Senior Vice President and Chief Risk Officer of the Company since August 2021. He was with Enterprise Bank & Trust from 2014 to 2021 and served as Director of Internal Audit for the last three years. Prior to that Mr. Read worked in public accounting

On June 24, 2025, the Board of the Company approved an Executive Employment Agreement entered into between the Company and Matthew K. Smith effective June 24, 2025 and will continue until December 31, 2025, under which Mr. Smith agrees to serve as President of the Company (the "Smith Agreement"). Thereafter, unless employment with the Company has been previously terminated, the Smith Agreement shall renew automatically for 1-year terms on each annual anniversary. Under the Smith Agreement, Mr. Smith will receive an annual base salary of $385,000 and will participate in the Company’s Incentive Compensation Plan, the Long-Term Incentive Plan, and the Deferred Compensation Plan. The Smith Agreement also provides Mr. Smith with severance benefits in the event of the termination of his employment under certain circumstances and contains certain confidentiality and non-competition and non-solicitation provisions. The foregoing description of the Smith Agreement is not complete and is qualified in its entirety by reference to the full text of the Smith Agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

There are no related party transactions involving Mr. Smith that are reportable under Item 404(a) of Regulation S-K.

On June 24, 2025, the Board of the Company approved an Executive Employment Agreement entered into between the Company and Jordan Read effective June 24, 2025 and will continue until December 31, 2025, under which Mr. Read agrees to serve as Executive Vice President, Chief Financial Officer and Chief Risk Officer of the Company (the "Read Agreement"). Thereafter, unless employment with the Company has been previously terminated, the Agreement shall renew automatically for 1-year terms on each annual anniversary. Under the Read Agreement, Mr. Read will receive an annual base salary of $290,000 and will participate in the Company’s Incentive Compensation Plan, the Long-Term Incentive Plan, and the Deferred Compensation Plan. The Read Agreement also provides Mr. Read with severance benefits in the event of the termination of his employment under certain circumstances and contains certain confidentiality and non-competition and non-solicitation provisions. The foregoing description of the Read Agreement is not complete and is qualified in its entirety by reference to the full text of the Read Agreement, which is filed as Exhibit 10.2 and is incorporated by reference herein.

There are no related party transactions involving Mr. Read that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On June 30, 2025, the Company issued a press release with respect to the above referenced leadership promotions. The full text of the press release is furnished with this Current Report on Form 8–K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8–K, the information set forth in this Item 7.01 of this current report on Form 8–K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8–K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between the Company and Matthew K. Smith, effective June 24, 2025
10.2	Employment Agreement between the Company and Jordan D. Read, effective June 24, 2025
99.1	Press Release, dated June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Dated: June 30, 2025
By: /s/ Joseph R. Dively
Joseph R. Dively
Chairman, President and Chief Executive Officer